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                                                                      EXHIBIT 5




                                              August  1, 2001

Lionbridge Technologies, Inc.
950 Winter Street
Waltham, MA 02451


     Re: Registration Statement on Form S-8 Relating to the Data Dimensions, Inc. 1988 Incentive Stock Option Plan; Data Dimensions, Inc. 1997 Stock Option Plan; the ST Labs Stock Option Plan and the Non-Qualified Stock Option Agreement between Peter Allen and Data Dimensions, Inc. (collectively, the "Plans")


Ladies and Gentlemen:

I am General Counsel of Lionbridge Technologies, Inc., a Delaware corporation (the "Company"). I am of the opinion that the 546,671 shares of Common Stock, par value $0.01 per share, proposed to be issued by the Company pursuant to the Plans will be legally issued, fully paid and non-assessable after the issuance of such shares in accordance with the terms of the Plans.

I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                              Very truly yours,
                                              /s/ Margaret A. Shukur



                                              Margaret A. Shukur
                                              General Counsel